Exhibit 99.1

Concrete Pumping Holdings Sets First Quarter Fiscal Year 2019 Earnings Conference Call for Monday, March 18, 2019

DENVER, CO – March 8, 2019 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (“CPH” or the “Company”), a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K. markets, will hold a conference call on Monday, March 18, 2019, at 10:00 a.m. Eastern time to discuss its financial results for the first quarter of fiscal year 2019 ended January 31, 2019. The Company will report its financial results in a press release prior to the conference call.

CPH’s CEO Bruce Young and CFO Iain Humphries will host the conference call, followed by a question and answer period.

Date: Monday, March 18, 2019

Time: 10:00 a.m. Eastern time (8:00 a.m. Mountain time)

Toll-free dial-in number: 1-877-407-9039

International dial-in number: 1-201-689-8470

Conference ID: 13688042

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.concretepumpingholdings.com.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through April 15, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13688042

Form 10-Q Update & First Quarter Fiscal Year 2019 Revenue Expectations

On December 6, 2018, the Company consummated its previously announced business combination pursuant to which it acquired the company formerly named Concrete Pumping Holdings, Inc. and Industrea Acquisition Corp., a special purpose acquisition company (the “Business Combination”). The accounting treatment for the Business Combination requires the Company to reflect in its financial statements the allocation of the purchase price paid in the Business Combination to the assets acquired and liabilities assumed, based on their estimated fair values as of the Business Combination closing date.

In connection therewith, the Company determined that it needs additional time to complete certain accounting processes related to the Business Combination in order to finalize its first quarter financial statements. Accordingly, the Company expects to file a Form 12b-25 with the Securities and Exchange Commission today indicating that the Company expects to file its quarterly report on Form 10-Q for the three months ended January 31, 2019 on or before March 18, 2019, which is within the extension period under Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

In connection with the filing of Form 12b-25, the Company is providing its preliminary, unaudited revenue for the three months ended January 31, 2019 and anticipates revenue to be approximately $58 million, an increase of 12% compared to $52 million for the three months ended January 31, 2018.

About Concrete Pumping Holdings

CPH is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, operating under the only established, national brands in both markets (Brundage-Bone and Camfaud, respectively). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S. market, operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of October 31, 2018, CPH provides concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 13 locations in the U.S. For more information, please visit www.concretepumpingholdings.com or CPH’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, including revenue, and the timing of the filing of its Quarterly Report on Form 10-Q for the quarter ended January 31, 2019. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Liolios, Investor Relations

Cody Slach

1-949-574-3860

BBCP@Liolios.com